Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                                 Daniel S. Loeb
                                                  390 Park Avenue
                                                  New York, NY 10022


Date of Event Requiring Statement:                05/14/08
Issuer and Ticker Symbol:                         Flow International Corporation
                                                  (FLOW)
Relationship to Issuer:                           10% Owner
Designated Filer:                                 Third Point LLC


TABLE I INFORMATION

Title of Security:                                Common Stock
Transaction Date                                  05/14/08
Transaction Code                                  S
Amount of Securities and Price                    150,000 at $10.92 per share
Securities Acquired (A) or Disposed of (D)        D
Amount of Securities Beneficially Owned
     Following Reported Transactions              4,560,000
Ownership Form:                                   I
Nature of Indirect Beneficial Ownership:          (1)